UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

925 W Georgia Street, Suite 910 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 2G3 (Zip Code)

Registrant’s telephone number, including area code: (604) 424-0984

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2023, the Audit Committee of the Board of Directors of Gatos Silver, Inc. (the “Company”) and the Company’s management determined that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s previously issued financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 should no longer be relied upon.

The determination was made on the basis that such financial statements required certain adjustments primarily related to the timing and recognition of the net deferred tax assets at the Los Gatos Joint Venture (the “LGJV”). The Company’s preliminary analysis indicates that the net deferred tax assets understatement originated in 2021. The Company believes that the net effect of these errors would increase its investment in the LGJV by $7 to $11 million and increase the previously reported non-cash impairment of $51.6 million in the Company’s investment in the LGJV by the same amount in 2021. The impairment was attributable to a reduced life of mine and metal content of the Company’s mineral reserves and resources as previously announced. The Company believes that the net effect of these adjustments on its 2021 net income would be nil. The recognition of the net deferred tax assets in 2021 would have increased the income tax benefit available to the LGJV, and increased LGJV net income by an estimated $10 to $15 million in 2021. These adjustments would have reduced the income tax benefit recognized by the LGJV in the nine months ended September 30, 2022, and would reduce the LGJV net income by approximately $6 to $9 million in the nine months ended September 30, 2022 from the previously reported $53 million. As the Company continues to complete its work to finalize the required adjustments, these preliminary estimates may change.

The Audit Committee of the Company’s Board of Directors and the Company’s management have discussed the matters disclosed in this Item 4.02(a) with Ernst & Young LLP, the Company’s independent registered public accounting firm.

In connection with the foregoing matters, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying press release contain statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts, including statements regarding the impact of the required adjustments in the Company’s previously issued financial statements and the timing of the Company’s filings with the U.S. Securities and Exchange Commission and the issuance of restated financial statements, are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, and such other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of their issuance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: April 3, 2023	By:	/s/ Dale Andres
Dales Andres
Chief Executive Officer